UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2011

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)Solely as a result of a change in our interpretation of very complex accounting guidance relating to inventory financing arrangements in general and our Master Supply and Offtake Agreement relating to our El Dorado refinery (the "Supply and Offtake Agreement") in particular, the Company, with the concurrence of the Company's Audit Committee of the Board of Directors and in consultation with the Company's independent registered public accounting firm, Ernst & Young LLP, concluded, on November 8, 2011, that the previously issued unaudited interim consolidated balance sheet as of June 30, 2011 and the unaudited condensed consolidated interim statement of cash flows for the six months ended June 30, 2011 (collectively the “Interim Financial Statements”) required restatement and should no longer be relied upon. The Interim Financial Statements were contained in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2011 as filed with the United States Securities and Exchange Commission on August 5, 2011 (the “Original Form 10-Q”). The Company will restate the Interim Financial Statements by amending the Original Form 10-Q on Form 10-Q/A.

The restatement will have no effect on the Company's condensed consolidated statements of operations or on basic and diluted earnings per share for the three or six months ended June 30, 2011. The Supply and Offtake Agreement expires in April 2014 and the restatement is not attributable to any change in its terms. However, the Company originally classified the obligation under the Supply and Offtake Agreement as a non-current liability. After extensive discussions with its independent registered public accounting firm, the Company has concluded that the more appropriate application of the accounting guidance is to reclassify the obligation as a current liability in the Form 10-Q/A. Further, the activity related to borrowings after the initial date of the Supply and Offtake Agreement will be reclassified to operating activities in the restated condensed consolidated statements of cash flows. The impact of these reclassifications is presented in the following table:

	As Originally Reported	Impact of Restatement	As Restated
Condensed Consolidated Balance Sheet:
June 30, 2011:
Obligation under Supply and Offtake Agreement - Current	—	$242.7	$242.7
Total current liabilities	625.5	242.7	868.2
Obligation under Supply and Offtake Agreement - Non-current	242.7	(242.7)	—
Total non-current liabilities	$818.0	$(242.7)	$575.3

	As Originally Reported	Impact of Restatement	As Restated
Condensed Consolidated Cash Flows:
For the Six Months Ended June 30, 2011:
Obligation Under Supply and Offtake Agreement - Operating	—	41.0	41.0
Net cash (used in) provided by operating activities	(146.0)	41.0	(105.0)
Proceeds from inventory financing agreement - Financing	242.7	(41.0)	201.7
Net cash provided by financing activities	$348.8	(41.0)	307.8

As mentioned above, management and the Company's Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company's independent registered accounting firm. At this time, management anticipates completing its review of these matters and filing the Form 10-Q/A for the quarter ended June 30, 2011 on November 9, 2011.

(b)	Not applicable.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 9, 2011		DELEK US HOLDINGS, INC.

		By:	/s/ Mark B. Cox
		Name:	Mark B. Cox
		Title:	Executive Vice President / Chief Financial Officer